                                  Exhibit (iv)

           K2 DESIGN, INC. UNAUDITED PRO FORMA CONDENSED STATEMENT OF
                OPERATIONS FOR THE YEAR ENDING DECEMBER 31, 1997



                                              K2 DESIGN,                     K2 DESIGN,
                                                 INC.        PRO FORMA        INC. PRO
                                              HISTORICAL     ADJUSTMENTS       FORMA
                                              -----------    -----------    -----------

Revenues                                      $ 8,397,680    $(896,427)(h)  $ 7,501,253

Direct salaries and costs                       6,125,373     (570,865)(h)    5,554,508

Selling, general and administrative
expenses                                        3,644,728     (778,916)(h)    2,865,812

Depreciation                                      347,346       (8,809)(h)      338,537
                                              -----------                   -----------

Loss from operations                           (1,719,767)                   (1,257,604)

Interest and other income, net                     37,087                        37,087
                                              -----------                   -----------
     Loss before provision for income taxes    (1,682,680)                   (1,220,517)

     Provision for income taxes                    20,570                        20,570
                                              -----------                   -----------

     Loss from continuing operations          ($1,703,250)                  ($1,241,087)
                                              -----------                   -----------


Net income (loss) per common share -

     Basic                                    $     (0.46)                  $     (0.34)
                                              ===========                   ===========

     Diluted                                  $     (0.46)                  $     (0.34)
                                              ===========                   ===========

Weighted average basic common shares
outstanding                                     3,663,046                     3,663,046
                                              ===========                   ===========

Weighted average diluted common shares
and common share equivalents                    3,663,046                     3,663,046
                                              ===========                   ===========

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